Exhibit 10.1

Execution Version

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 22, 2009

among

GOODRICH PETROLEUM COMPANY, L.L.C.,

as Borrower,

BNP PARIBAS,

as Administrative Agent,

and

The Lenders Party Hereto

FIRST AMENDMENT TO THE SECOND

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) dated as of September 22, 2009, is among GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (“Borrower”); each of the undersigned Guarantors (collectively, the “Guarantors”); BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.

R E C I T A L S

A. Borrower, Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of May 5, 2009 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of Borrower.

B. The Borrower has informed the Administrative Agent that the Parent Guarantor desires to issue up to $350,000,000 of convertible unsecured notes the proceeds of which are to be used to (i) repay in full the Second Lien Obligations, (ii) redeem all or a portion of the existing Convertible Notes, (iii) purchase an equity call option if certain conditions are met, and (iv) for other general corporate purposes.

C. The Borrower has requested, and the Administrative Agent and the Lenders have agreed to amend the Credit Agreement to allow the matters set forth in Recital B.

D. The Borrower, the Administrative Agent and the Lenders desire to amend certain dates for the delivery of Reserve Reports.

E. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this First Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Definitions.

(a) Section 1.1 is hereby amended by amending and restating or adding the following definitions:

“‘2029 Convertible Notes’ means the up to $350,000,000 aggregate principal amount of Convertible Senior Notes due 2029 issued by the Parent Guarantor.

‘Agreement’ means this Second Amended and Restated Credit Agreement, as amended by the First Amendment to the Second Amended and Restated Credit Agreement, dated September 22, 2009, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.

‘First Amendment Effective Date’ means September 22, 2009.

‘Permitted Refinancing Debt’ means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of the Convertible Notes ; provided that (a) such new Debt (other than the 2029 Convertible Notes) is in an aggregate principal amount not in excess of the sum of (i) the then outstanding principal amount of the Convertible Notes (prior to any exchange, redemption or refinancing thereof with the new Debt) and (ii) $100,000,000; (b) such new Debt has a stated maturity no earlier than July 1, 2013; (c) such new Debt does not have a stated interest rate in excess of 15% per annum; (d) such new Debt does not contain any covenants which are more onerous to the Parent Guarantor and the Borrower than those imposed by this Agreement and (e) such new Debt (and any guarantees thereof) is (i) unsecured and (ii) subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt and is otherwise subordinated on terms substantially reasonably satisfactory to the Administrative Agent.

‘Total Debt’ means, at any date, all Debt of the Parent Guarantor and the Consolidated Subsidiaries on a consolidated basis, excluding (a) non-cash obligations under FAS 133 and (b) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than 60 days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP. The term “Total Debt” specifically excludes the obligations of the Parent Guarantor under the Convertible Notes and the 2029 Convertible Notes, provided such exclusion shall not exceed $175,000,000 in the aggregate at any time.”

2.2 Section 8.12(a). Section 8.12(a) is hereby amended and restated in its entirety as follows:

“(a) On or before March 1st and September 1st of each year, commencing March 1, 2010, the Parent Guarantor shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower as of the immediately preceding January 1st and July 1st. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.”

2.3 Section 8.16. Section 8.16 is hereby amended and restated in its entirety as follows:

“Section 8.16 Redemption of Convertible Notes. For purposes of extending the Maturity Date as provided for in the definition thereof, the Parent Guarantor and the Borrower, upon receipt of the net cash proceeds received from (a) the sale of the 2029 Convertible Notes in excess of $200,000,000, (b) any incurrence or issuance of Permitted Refinancing Debt and (c) any sale of Equity Interests of the Parent Guarantor (other than Disqualified Capital Stock), shall either (y) redeem Convertible Notes in an amount equal to such proceeds or (z) deposit such proceeds in an aggregate amount sufficient to prepay all of the then outstanding Convertible Notes on December 1, 2011 and expenses associated therewith into an escrow account acceptable to the Administrative Agent which is subject to a deposit account control agreement acceptable to the Administrative Agent granting the Administrative Agent a first priority perfected lien in such proceeds; provided however, the net cash proceeds from the sale of the 2029 Convertible Notes need only be applied in accordance with the foregoing clauses (y) or (z) to the extent such net cash proceeds exceed $200,000,000 in the aggregate.”

2.4 Section 9.02. Section 9.02 is hereby amended by adding the following subsection (k) thereto:

“(k) The 2029 Convertible Notes.”

2.5 Section 9.04(a). Section 9.04(a) is hereby amended and restated in its entirety as follows:

“(a) Restricted Payments. The Parent Guarantor and Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interests holders; provided, however, that, so long as no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom (i) the Parent Guarantor and Borrower may declare, make or pay (A) Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock) or (B) Restricted Payments made with respect to any Convertible Notes or 2029 Convertible

Notes in accordance with the provisions of Section 9.04(c) or Section 9.04(d), (ii) the Parent Guarantor may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent Guarantor and the Subsidiaries, (iii) the Parent Guarantor may make required payments, in cash or in Equity Interests of the Parent Guarantor, on the Convertible Notes and the 2029 Convertible Notes, (iv) the Parent Guarantor may pay regularly scheduled dividends, in cash, on the Existing Preferred Stock, and (v) the Parent Guarantor may purchase an equity call option on its Equity Interests provided that (A) such equity call option is purchased with the proceeds from the 2029 Convertible Notes, (B) the purchase price of such equity call option does not exceed 10% of the net proceeds received by the Parent Guarantor from the issuance of the 2029 Convertible Notes, and (C) such equity call option is purchased within 15 Business Days of receipt of the proceeds from the issuance of the 2029 Convertible Notes.”

2.6 Section 9.04(c). Section 9.04(c) is hereby amended and restated in its entirety as follows:

“(c) Redemption of Convertible Notes. The Parent Guarantor and Borrower will not prior to the date that is 91 days after the Maturity Date: call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Convertible Notes; provided that, subject to the terms of Section 8.16, the Parent Guarantor or the Borrower may make such a Redemption with the proceeds of (i) the sale of any 2029 Convertible Notes, (ii) any Permitted Refinancing Debt or (iii) the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) if (y) no Default or Event of Default has occurred and is continuing and (z) after giving pro forma effect to any such Redemption, there is unfunded availability of not less than $25,000,000 under this Agreement.”

2.7 Section 9.04. Section 9.04 is hereby amended by adding the following subsection (d) thereto:

“(d) Redemption of 2029 Convertible Notes. The Parent Guarantor and Borrower will not prior to the date that is 91 days after the Maturity Date: call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the 2029 Convertible Notes; provided that, the Parent Guarantor or the Borrower may make such a Redemption with the proceeds of any Permitted Refinancing Debt or the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) if (i) no Default or Event of Default has occurred and is continuing and (ii) after giving pro forma effect to any such Redemption, there is unfunded availability of not less than $25,000,000 under this Agreement.”

Section 3. Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Effective Date”):

3.1 The Administrative Agent shall have received from the Majority Lenders, Borrower and the Guarantors, counterparts (in such number as may be requested by Administrative Agent) of this First Amendment signed on behalf of such Persons.

3.2 No Default shall have occurred and be continuing, after giving effect to the terms of this First Amendment.

3.3 The Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. Borrower and each Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments and modifications contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since December 31, 2008, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Event.

4.3 Loan Document. This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.4 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5 NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.

	By:	/s/ David R. Looney
	Name:	David R. Looney
	Title:	Executive Vice President & Chief Financial Officer

GUARANTOR:	GOODRICH PETROLEUM CORPORATION

	By:	/s/ David R. Looney
	Name:	David R. Looney
	Title:	Executive Vice President & Chief Financial Officer

ADMINISTRATIVE AGENT:	BNP PARIBAS, as a Lender and as Administrative Agent

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

	By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Director

LENDER:	BANK OF MONTREAL, as Lender

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Director

LENDER:	COMPASS BANK, as Lender

	By:	/s/ Dorothy Marchland
	Name:	Dorothy Marchland
	Title:	Senior Vice President

LENDER:	JP MORGAN CHASE BANK, NA, as Lender

	By:	/s/ Michael A. Kamauf
	Name:	Michael A. Kamauf
	Title:	Vice President

LENDER:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Jeffrey H. Rathkamp
	Name:	Jeffrey H. Rathkamp
	Title:	Managing Director

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